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                                                              Loan No. B051SO1F

                      STATUSED REVOLVING CREDIT SUPPLEMENT

         THIS SUPPLEMENT to the Master Loan Agreement dated February 26, 2002 (the "MLA"), is entered into as of February 26, 2002 between COBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, VOLGA, SOUTH DAKOTA (the "Company"), and amends and restates the Supplement dated May 17, 2001 and numbered B051SO1E.

         SECTION 1. THE REVOLVING CREDIT FACILITY. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of the "Borrowing Base" (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A) or the following amounts during each specified Commitment Period (the "Commitment"):

                                    Commitment Period             Commitment Amount*
                                    -----------------             -----------------
         February 26, 2002 through and including March 31, 2002      $6,000,000.00
         April 1, 2002 through and including May 31, 2003           $10,000,000.00
         June 1, 2003 through and including September 30, 2003       $6,000,000.00
         October 1, 2003 through and including May 31, 2004         $10,000,000.00
         June 1, 2004 through and including September 30, 2004       $6,000,000.00
         October 1, 2004 through and including March 31, 2005       $10,000,000.00

                                                *less any voluntary reduction(s)

The Company may, by written notice received by CoBank at least 15 days prior to the end of any Commitment Period, irrevocably reduce the Commitment Amount for the duration of that Commitment Period. Any such voluntary reduction shall be effective 10 days after receipt of such written notice by CoBank (or, if such day is not a day CoBank is open for business, then on the next business day of CoBank), and shall not affect any subsequent Commitment Period. In no event may the Company request a voluntary reduction that would reduce the Commitment to an amount less than the outstanding principal balance.

The Commitment shall expire on March 31, 2005, or such later date as CoBank may, in its sole discretion, authorize in writing. Within the limits of the Commitment, the Company may borrow, repay pursuant to the terms hereof, and reborrow.

         SECTION 2. PURPOSE. The purpose of the Commitment is to finance the inventory and receivables referred to in the Borrowing Base Report.

         SECTION 3. TERM. The term of the Commitment shall be as stated in
Section 1.


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         SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid principal balance of each loan in accordance with one or more of the following interest rate options, as selected by the Company:

         (A) VARIABLE RATE OPTION. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank may not exceed CoBank's National Variable Rate (as hereinafter defined) on that day, and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request. For purposes hereof, the National Variable Rate shall mean the rate of interest established by CoBank from time to time as its National Variable Rate, which Rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company promptly after any such change.

         (B) FIXED RATE OPTION. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods (including periods extending beyond the maturity date of the loans (as set forth in Section 5 hereof)) as may be agreeable to CoBank in its sole discretion in each instance. In the event CoBank consents to one or more balances being fixed for a period or periods extending beyond the maturity date but the Commitment is not renewed, then each such balance shall be due and payable on the last day of its fixed rate period and Section 5 hereof shall, for each such balance, be deemed amended accordingly.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, on any Business Day, elect to convert balances bearing interest at the variable rate option to the fixed rate option. In addition, prior to the expiration of any fixed rate period, the Company may, subject to Section 12 of the MLA, repay any fixed rate balance, convert any fixed rate balance to the variable rate option, or refix the rate at a new rate to be quoted by CoBank. Upon the expiration of any fixed rate period, the Company may, subject to the terms hereof, refix the rate or convert the rate to the variable rate option. In the absence of any such election, interest shall automatically accrue at the variable rate option. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month.

         SECTION 5. PROMISSORY NOTE. The Company promises to repay on the date of any reduction in the Commitment the amount by which the outstanding principal balance exceeds the available Commitment and to repay in full the unpaid principal balance of the loans on the first CoBank business day after the expiration of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.


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         SECTION 6. BORROWING BASE REPORTS, ETC. The Company agrees to furnish a Borrowing Base Report to CoBank at such times or intervals as CoBank may from time to time request. Until receipt of such a request, the Company agrees to furnish a Borrowing Base Report to CoBank within 45 days after each month end calculating the Borrowing Base as of the last day of the month for which the Report is being furnished. However, if no balance is outstanding hereunder on the last day of such month, then no Report need be furnished. Regardless of the frequency of the reporting, if at any time the amount outstanding under the Commitment exceeds the Borrowing Base, the Company shall immediately notify CoBank and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base.

         SECTION 7. LETTERS OF CREDIT. In addition to loans and if agreeable to CoBank in its sole discretion in each instance, the Company may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. The rights and obligations of the parties with respect to each letter of credit will be governed by the Reimbursement Agreement attached hereto as Exhibit B (which rights and obligations shall be in addition to the rights and obligations of the parties hereunder and under the MLA). Notwithstanding the foregoing or any other provision hereof, the maximum amount capable of being drawn under each letter of credit must be statused against the Borrowing Base in the same manner as if it were a loan, and in the event that (after repaying all loans) the maximum amount capable of being drawn under the letters of credit exceeds Borrowing Base, then the Company shall immediately notify CoBank and pay to CoBank (to be held as cash collateral) an amount equal to such excess.

         SECTION 8. COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/4 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of this Section 8, the Commitment shall mean the amounts provided in
Section 1 above for the applicable Commitment Period, irrespective of the Borrowing Base.

         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                                  SOUTH DAKOTA SOYBEAN PROCESSORS

By:                                          By:      /s/ Connie Kelly
   --------------------------------             ------------------------------

Title:                                       Title:   CFO
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